CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the April 6, 1992 Registration Statement on Form S-8 of our report, dated August 3, 1995, which appears on page 12 of the annual report on Form 10-K of Frontier Adjusters of America, Inc. and subsidiaries for the year ended June 30, 1995.











McGLADREY & PULLEN, LLP



Phoenix, Arizona
August 3, 1995